RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS                                          FAX (713)651-0849
1100 LOUISIANA SUITE 3800    HOUSTON, TEXAS 77002-5218   TELEPHONE (713)651-9191



                                                                    EXHIBIT 23.2


                                    Consent


     We hereby consent to the incorporation of our reserve reports by reference in the Petrosearch Energy SEC Form 10-KSB for the year ended December 31, 2006 and the SEC Form SB-2 Registration Statement to be filed by Petrosearch in April 2007. The reference includes our name and information regarding our estimate of reserves attributable to certain properties and certain interests of Petrosearch Energy Corporation.


                                             /s/ Ryder Scott Company, L.P.
                                             RYDER SCOTT COMPANY, L.P.


Houston, Texas
March 30, 2007



        1200, 530-8TH AVENUE, S.W.           CALGARY, ALBERTA T2P358
       621 17TH STREET, SUITE 1550         DENVER, COLORADO 80293-1501

           TEL(403)262-2799                     FAX(403)262-2790
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